Alico Announces Investor Conference Call

LaBelle, FL, August 12, 2010 -- Alico, Inc. (NASDAQ:ALCO), a land management company, will hold an investor conference call on Wednesday, August 18, 2010 at 4:00 p.m. (EDT), hosted by the Company’s CEO JD Alexander with participation by senior management.  The content of the call will include a 10-15 minute review, including updates of the Company’s recent and ongoing activities over the past several months followed by a question and answer session.  Questions should be sent to the following email address: investors@alicoinc.com.  Questions may be submitted immediately and until the end of the investor call; early submission of questions is allowed and encouraged.  The total call time, including responses to submitted questions, is expected to be approximately 20 minutes.

The listen-only call can be accessed in the U.S. by dialing 866-901-2585 or 404-835-7099. It is advised that participants dial in approximately 5 to 10 minutes prior to the start of the call.  A replay of the teleconference call will be available through August 27, 2010, on the Company’s website at www.alicoinc.com.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:
JD Alexander
LaBelle, Florida
(863) 675-2966

From time to time, the Company may issue forward-looking statements, which involve risks and uncertainties. This statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as actual results could differ and any forward-looking statements should be considered accordingly.